Exhibit 10.12

ELEVENTH AMENDMENT TO THE

2017 STOCK INCENTIVE PLAN

OF

APNIMED, INC.

March 14, 2024

This Eleventh Amendment to the 2017 Stock Incentive Plan (the “Plan”) of Apnimed, Inc., a Delaware corporation (the “Company”) is made pursuant to Section 11(d) of the Plan as of the date first written above.

Recitals:

WHEREAS, the Board of Directors and stockholders of the Company have determined that it is in the best interest of the Company and its shareholders to increase the number of authorized shares available under the Plan.

NOW THEREFORE, Section 4(a) titled “Stock Available for Awards” is hereby amended as follows:

“Number of Shares. Subject to adjustment under Section 9, Awards may be made under the Plan for up to 8,229,709 shares of Class A Common Stock, $0.00001 par value per share, of the Company (the “Common Stock”), any or all of which Awards may be in the form of Incentive Stock Options (as defined in Section 5(b)). If any Award expires or is terminated, surrendered or canceled without having been fully exercised, is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), or results in any Common Stock not being issued, the unused Common Stock subject to such Award shall again be available for the grant of Awards under the Plan. Further, shares of Common Stock tendered to the Company by a Participant to exercise an Award or to satisfy tax withholding obligations arising with respect to an Award shall be added to the number of shares of Common Stock available for the grant of Awards under the Plan. However, in the case of Incentive Stock Options, the two immediately preceding sentences shall be subject to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.”

Attest:

By:	/s/ Larry Miller
Name:	Larry Miller
Title:	President and Chief Executive Officer